SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

THE RESTAURANT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-57925	62-1254388
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

6075 Poplar Ave. Suite 800 Memphis, TN	38119
(Address of principle executive offices)	(Zip Code)

901-766-6400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) The Company began a review of its lease accounting policies following announcements beginning in December 2004 that several restaurant companies were revising their accounting practices for leases. On March 28, 2005, the Company’s management determined that the accounting for certain leases was not in accordance with accounting principles generally accepted in the United States. Therefore, management determined that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2003, the Company’s Annual Report on Form 10-K for the year ended December 29, 2002 and the Company’s Quarterly Reports on Form 10-Q for each of the quarters during 2004 and 2003 should no longer be relied upon.

The Company identified certain situations where assets placed in service on leased properties had useful lives that extended beyond the initial lease term. The Company maintains a policy that uses the initial lease term in calculating the amount of straight-line rent to be expensed when a lease has escalating lease terms. The restatement adjustments correct our depreciation expense for the applicable period and accumulated depreciation on the balance sheet to reflect the reduced useful lives of the affected assets. Going forward, the Company will ensure that any assets placed in service on leased properties with useful lives greater than the initial lease term are only depreciated over the initial lease term, consistent with the calculation of straight-line rent.

The restatement adjustments correct the Company’s historical accounting for leases and have no impact on revenues, comparable store sales or net operating cash flows. The impact of the restatement adjustments, net of tax effects, reduces reported net income by approximately $144,000, $119,000, $54,000, $41,000, $37,000 and $31,000 for 2003, 2002, 2001, 2000, 1999 and 1998, respectively. The Company does not consider the restatement adjustments in prior years’ interim or annual financial statements taken as a whole to be material.

The Company’s management has discussed the conclusions disclosed in this Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

THE RESTAURANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands)

	Year Ended December 28, 2003
	As Reported	Adjustment	As Restated
REVENUES:
Food sales	$311,002	$—	$311,002
Franchise and other revenue	21,640	—	21,640

Total Revenues	332,642	—	332,642

COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
Food cost	89,490	—	89,490
Labor and benefits	110,115	—	110,115
Operating expenses	64,405	—	64,405
General and administrative	29,058	—	29,058
Depreciation and amortization	17,832	230	18,062
Provision for disposition of assets, net	336	—	336
Lease Termination	761	—	761
Asset write-down	455	—	455
Interest, net	16,388	—	16,388
Other, net	(479)	—	(479)

Total Costs and Expenses	328,361	230	328,591

INCOME BEFORE INCOME TAXES	4,281	(230)	4,051
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(753)	86	(667)

NET INCOME	$3,528	$(144)	$3,384

THE RESTAURANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands)

	Year Ended December 29, 2002
	As Reported	Adjustment	As Restated
REVENUES:
Food sales	$316,958	$—	$316,958
Franchise and other revenue	22,200	—	22,200

Total Revenues	339,158	—	339,158

COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
Food cost	87,866	—	87,866
Labor and benefits	111,502	—	111,502
Operating expenses	66,418	—	66,418
General and administrative	30,696	—	30,696
Depreciation and amortization	21,194	191	21,385
Benefit from disposition of assets, net	(493)	—	(493)
Asset write-down	2,666	—	2,666
Interest, net	17,908	—	17,908
Other, net	(587)	—	(587)

Total Costs and Expenses	337,170	191	337,361

INCOME BEFORE INCOME TAXES	1,988	(191)	1,797
BENEFIT FROM INCOME TAXES	179	72	251

NET INCOME	$2,167	$(119)	$2,048

THE RESTAURANT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	December 28, 2003
	As Reported	Adjustments	As Restated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,962		$4,962
Restricted cash	4,808		4,808
Receivables, less allowance for doubtful accounts of $1,003	10,647		10,647
Inventories, at the lower of first-in, first-out cost or market	6,199		6,199
Prepaid expenses and other current assets	1,597		1,597
Deferred income taxes	2,219		2,219

Total current assets	30,432	—	30,432

PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation and amortization	118,848	(680)	118,168

GOODWILL	27,035		27,035

INTANGIBLE ASSETS, net of accumulated amortization of $5,265	4,053		4,053

DEFERRED INCOME TAXES	9,097	255	9,352

OTHER ASSETS	6,857		6,857

	$196,322	$(425)	$195,897

LIABILITIES AND STOCKHOLDER’S INVESTMENT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$466		$466
Accounts payable	11,133		11,133
Franchise advertising contributions	4,093		4,093
Accrued expenses	21,164		21,164

Total current liabilities	36,856	—	36,856

CAPITAL LEASE OBLIGATIONS, less current maturities	869		869

LONG-TERM DEBT	148,009		148,009

OTHER LIABILITIES	7,299		7,299

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S INVESTMENT:
Common stock, $.01 par value, 100,000 shares authorized, 10,820 issued and outstanding	1		1
Other Comprehensive Income	42		42
Retained Earnings (Deficit)	3,246	(425)	2,821

	3,289	(425)	2,864

	$196,322	$(425)	$195,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Restaurant Company

By: /s/ Michael P. Donahoe
Michael P. Donahoe
Executive Vice President and
Chief Financial Officer

Date: April 1, 2005